Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C 1350)
In connection with the Annual Report on Form 10-K of Sila Realty Trust, Inc., or the Company, for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof, or the Report, Kay C. Neely, as Chief Financial Officer of the Company hereby certifies, to the best of her knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(i) The accompanying Report of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 25, 2026
	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer and Executive Vice President
(Principal Financial Officer)
The foregoing certification is being furnished with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing, except to the extent that the Company specifically incorporates by reference.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.